EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated December 4, 2000 included in this Form 11-K. It should be noted that we have not audited any financial statements of the Plan subsequent to July 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                            ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
  January 26, 2000